Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 26, 2012
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS FINANCIAL RESULTS FOR THREE AND SIX MONTHS ENDED

JUNE 30, 2012 AND REVISES 2012 FULL YEAR GUIDANCE

Consolidated Results of Operations, As Reported – Three and six-month periods ended June 30, 2012 and 2011:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $107.6 million, or $1.10 per diluted share, during the second quarter of 2012 as compared to $103.6 million, or $1.04 per diluted share, during the comparable quarter of 2011. Net revenues increased 1% to $1.73 billion during the second quarter of 2012 as compared to $1.71 billion during the second quarter of 2011.

Reported net income attributable to UHS was $236.2 million, or $2.41 per diluted share, during the first six months of 2012 as compared to $217.8 million, or $2.20 per diluted share, during the comparable period of 2011. Net revenues increased 3% to $3.53 billion during the first six months of 2012 as compared to $3.44 billion during the comparable period of 2011.

Consolidated Results of Operations, As Adjusted – Three and six-month periods ended June 30, 2012 and 2011:

For the three-month period ended June 30, 2012, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $109.1 million, or $1.12 per diluted share. There were no such adjustments required to our reported net income attributable to UHS for the second quarter of 2011.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2012, was a net favorable after-tax impact of $3.4 million, or $.03 per diluted share, consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the quarter and an unfavorable after-tax charge of approximately $5.0 million, or $.05 per diluted share, related to the revenues and expenses recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive payments and EHR expenses). The net Medicaid supplemental revenues related primarily to new supplemental Medicaid programs initiated in certain states in which we operate behavioral health care facilities. These supplemental programs commenced during the second quarter of 2012 and were retroactive to July, 2011.

For the six-month period ended June 30, 2012, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $219.8 million, or $2.25 per diluted share. There were no such adjustments required to our reported net income attributable to UHS for the first six months of 2011.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2012 was the above-mentioned unfavorable after-tax charge of approximately $5.0 million, or $.05 per diluted share, recorded in connection with the implementation of EHR applications and an aggregate favorable after-tax impact of $21.4 million, or $.21 per diluted share, consisting of the following:

•

a favorable after-tax impact of $18.8 million resulting from an aggregate cash payment of approximately $36 million received by us in connection an agreement entered into with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services (referred to collectively as “HHS”). After reductions for estimated related expenses and the portion attributable to third-party non-controlling ownership interests, this agreement, which was part of an industry-wide settlement with HHS related to litigation that was pending for several years contending that acute care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system during a number of prior years, favorably impacted our pre-tax consolidated financial results by $30.2 million during the first six months of 2012;

•

a favorable after-tax impact of $4.3 million representing the 2011 portion of the net Medicaid supplemental reimbursements earned pursuant to the Oklahoma Supplemental Hospital Offset Payment Program (“SHOPP”). Pursuant to the terms and conditions of the SHOPP program, which was retroactive to July, 2011, we estimate that we are entitled to annual net reimbursements of approximately $14 million during each of the state’s fiscal years of 2012 and 2013;

•

an aggregate unfavorable after-tax impact of $5.1 million resulting from: (i) the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and; (ii) the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact), and;

•	a net favorable after-tax impact of $3.4 million consisting primarily of the above-mentioned, 2011 portion of net Medicaid supplemental revenues recorded during the second quarter of 2012.

Acute Care Services – Three and six-month periods ended June 30, 2012 and 2011:

During the second quarter of 2012, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 1.3% and adjusted patient days increased 0.7%, as compared to the second quarter of 2011. Net revenues at these facilities decreased 2.2% during the second quarter of 2012 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission decreased 0.9% while net revenue per adjusted patient day decreased 2.9% during the second quarter of 2012 as compared to the comparable quarter of the prior year. The declines in net revenue per adjusted admission and adjusted patient day were largely due to difficult comparisons to the prior year quarter when our net revenues were favorably impacted by positive changes in payor mix of patients treated at our hospitals and a stabilization of uninsured patient volumes. On a same facility basis, the operating margin at our acute care hospitals decreased to 16.1% during the second quarter of 2012 as compared to 17.8% during the second quarter of 2011. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and excluding the EHR impact, as indicated on the Supplemental Schedule).

During the first six months of 2012, at our acute care hospitals on a same facility basis, adjusted admissions increased 0.4% and adjusted patient days increased 0.9%, as compared to the comparable six-month period of 2011. Net revenues at these facilities decreased 0.5% during the first six months of 2012 as compared to the comparable period of 2011. At these facilities, net revenue per adjusted admission decreased 0.9% while net revenue per adjusted patient day decreased 1.4% during the first six months of 2012, as compared to the comparable period of 2011. On a same facility basis, the operating margin at our acute care hospitals decreased to 17.6% during the first six months of 2012, as compared to 19.2% during the comparable six-month period of 2011.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $266 million and $239 million during the three-month periods ended June 30, 2012 and 2011, respectively, and $581 million and $462 million during the six-month periods ended June 30, 2012 and 2011, respectively.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2012 and 2011:

During the second quarter of 2012, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.3% while adjusted patient days increased 0.2%, as compared to the second quarter of 2011. Net revenues at these facilities increased 4.1% during the second quarter of 2012, as compared to the comparable quarter in 2011. At these facilities, net revenue per adjusted admission increased 0.4% while net revenue per adjusted patient day increased 3.5% during the second quarter of 2012 over the comparable quarter in 2011. The operating margin at our behavioral health care facilities owned during both periods increased to 28.6% during the second quarter of 2012, as compared to 26.9% during the second quarter of 2011.

During the first six months of 2012, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 6.2% while adjusted patient days increased 1.5%, as compared to the comparable period of 2011. Net revenues at these facilities increased 4.7% during the first six months of 2012, as compared to the comparable period of 2011. At these facilities, net revenue per adjusted admission decreased 1.4% while net revenue per adjusted patient day increased 3.2% during the first six months of 2012 over the comparable period of 2011. The operating margin at our behavioral health care facilities owned during both periods increased to 27.7% during the first six months of 2012, as compared to 26.7% during the comparable period of 2011.

Accounting for HITECH Act incentive payments and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and will continue to do so, on a hospital-by-hospital basis, until completion which is scheduled to occur by the end of June, 2013. As of June 30, 2012, EHR applications have been implemented at nine of our acute care hospitals, the majority of which occurred during the second quarter of 2012. Our acute care hospitals will be eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria. One hospital met the “meaningful use” criteria during the first half of 2012 (occurred during the second quarter) and we anticipate that eight additional hospitals will qualify by the end of 2012.

As reflected on the Supplemental Schedule, our consolidated results of operations for the three and six-month periods ended June 30, 2012 include an after-tax charge of approximately $5.0 million, or $.05 per diluted share, recorded in connection with the implementation of EHR applications. This charge, which on a pre-tax basis amounted to $8.0 million, net of $1.9 million attributable to third-party, non-controlling ownership interests, consists of $2.0 million of revenue offset by $8.3 million of salaries, wages, benefits and other operating expenses and $3.5 million of depreciation and amortization expense. The EHR-related revenue recorded during the second quarter of 2012 consists of state Medicaid EHR incentive payments attributable to an acute care hospital that met the “meaningful use” criteria during the quarter.

During the six-month period of July 1, 2012 through December 31, 2012, based upon our scheduled EHR implementations and anticipated “meaningful use” qualifications, we anticipate recording approximately $32 million of EHR revenues and $18 million of EHR-related incremental expenses resulting in a favorable after-tax impact of approximately $9 million, or $.09 per diluted share. Combined with the above-mentioned EHR-related revenues and expenses recorded during the first six months of 2012, we estimate that our consolidated results of operations for the year ended December 31, 2012 will include approximately $34 million of EHR revenues and $28 million of EHR-related incremental expenses resulting in a net favorable after-tax impact of approximately $4 million, or $.04 per diluted share.

Revised 2012 Full Year Guidance:

Against the backdrop of a sluggish economic recovery, and based upon the operating trends and financial results experienced during the first six months of 2012, our revised estimated range of adjusted net income attributable to UHS, for the year ended December 31, 2012 is $4.25 to $4.35 per diluted share. This revised guidance, which excludes the estimated favorable $.04 per diluted share EHR impact mentioned above and the impact of the other items reflected on the Supplemental Schedule for the six months ended June 30, 2012, represents a decrease of approximately 2% to 3% from the previously provided range of $4.33 to $4.48 per diluted share.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 27, 2012. The dial-in number is 1-877-648-7971. A live broadcast of the call will be available on our website at www.uhsinc.com. Also, a replay of the call will be available on our website following the completion of the conference call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2011 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2012), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

During the first quarter of 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities,” which required health care entities to change the presentation in their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). As a result, the provision for doubtful accounts for our acute care and behavioral health care facilities is reflected as a deduction for net revenues in the accompanying consolidated statements of income for the three and six-month periods ended June 30, 2012 and 2011. The adoption of this standard had no impact on our financial position or results of operations.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of an EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the revenues and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations.

Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2011 and Report on Form 10-Q for the quarterly period ended March 31, 2012. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net revenues before provision for doubtful accounts	$1,914,463	$1,869,414	$3,860,675	$3,744,842
Less: Provision for doubtful accounts	184,660	154,950	333,283	304,120

Net revenues	1,729,803	1,714,464	3,527,392	3,440,722

Operating charges:
Salaries, wages and benefits	856,878	836,559	1,730,872	1,667,317
Other operating expenses	347,412	349,454	700,985	688,811
Supplies expense	198,100	202,003	403,740	405,282
Depreciation and amortization	73,078	71,215	144,970	140,809
Lease and rental expense	24,003	22,996	47,465	45,853

	1,499,471	1,482,227	3,028,032	2,948,072

Income from operations	230,332	232,237	499,360	492,650
Interest expense, net	45,888	49,808	92,598	106,225

Income before income taxes	184,444	182,429	406,762	386,425
Provision for income taxes	67,000	66,395	146,748	140,404

Net income	117,444	116,034	260,014	246,021
Less: Income attributable to noncontrolling interests	9,883	12,385	23,846	28,179

Net income attributable to UHS	$107,561	$103,649	$236,168	$217,842

Basic earnings per share attributable to UHS (a)	$1.11	$1.06	$2.44	$2.23

Diluted earnings per share attributable to UHS (a)	$1.10	$1.04	$2.41	$2.20

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$107,561	$103,649	$236,168	$217,842
Less: Net income attributable to unvested restricted share grants	(126)	(126)	(294)	(275)

Net income attributable to UHS - basic and diluted	$107,435	$103,523	$235,874	$217,567

Weighted average number of common shares - basic	96,691	97,563	96,642	97,472

Basic earnings per share attributable to UHS:	$1.11	$1.06	$2.44	$2.23

Weighted average number of common shares	96,691	97,563	96,642	97,472
Add: Other share equivalents	1,038	1,695	1,118	1,591

Weighted average number of common shares and equiv. - diluted	97,729	99,258	97,760	99,063

Diluted earnings per share attributable to UHS:	$1.10	$1.04	$2.41	$2.20

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended June 30, 2012		Three months ended June 30, 2011

Net revenues before provision for doubtful accounts	$1,914,463		$1,869,414
Less: Provision for doubtful accounts	184,660		154,950

Net revenues	1,729,803	100.0%	1,714,464	100.0%

Operating charges:
Salaries, wages and benefits	856,878	49.5%	836,559	48.8%
Other operating expenses	347,412	20.1%	349,454	20.4%
Supplies expense	198,100	11.5%	202,003	11.8%

	1,402,390	81.1%	1,388,016	81.0%

Operating income/margin (“EBITDAR”)	327,413	18.9%	326,448	19.0%

Lease and rental expense	24,003		22,996
Income attributable to noncontrolling interests	9,883		12,385

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	293,527	17.0%	291,067	17.0%

Depreciation and amortization	73,078		71,215
Interest expense, net	45,888		49,808

Income before income taxes	174,561		170,044
Provision for income taxes	67,000		66,395

Net income attributable to UHS	$107,561		$103,649

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended June 30, 2012		Three months ended June 30, 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$107,561	$1.10	$103,649	$1.04
Plus/minus adjustments:
Net Medicaid reimbursements related to prior years, net of income taxes	(3,417)	(0.03)	—	—

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$104,144	$1.07	$103,649	$1.04

Plus/minus impact of EHR implementation:
EHR-related net revenues, pre-tax	(1,955)
EHR-related salaries, wages and benefits, pre-tax	7,943
EHR-related other operating costs, pre-tax	396
EHR-related depreciation & amortization, pre-tax	3,527
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,897)
Income tax provision on EHR-related items	(3,034)

After-tax impact of EHR-related items	4,980	0.05	—	—

Adjusted net income attributable to UHS	$109,124	$1.12	$103,649	$1.04

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Six months ended June 30, 2012		Six months ended June 30, 2011

Net revenues before provision for doubtful accounts	$3,860,675		$3,744,842
Less: Provision for doubtful accounts	333,283		304,120

Net revenues	3,527,392	100.0%	3,440,722	100.0%

Operating charges:
Salaries, wages and benefits	1,730,872	49.1%	1,667,317	48.5%
Other operating expenses	700,985	19.9%	688,811	20.0%
Supplies expense	403,740	11.4%	405,282	11.8%

	2,835,597	80.4%	2,761,410	80.3%

Operating income/margin (“EBITDAR”)	691,795	19.6%	679,312	19.7%

Lease and rental expense	47,465		45,853
Income attributable to noncontrolling interests	23,846		28,179

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	620,484	17.6%	605,280	17.6%

Depreciation and amortization	144,970		140,809
Interest expense, net	92,598		106,225

Income before income taxes	382,916		358,246
Provision for income taxes	146,748		140,404

Net income attributable to UHS	$236,168		$217,842

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended June 30, 2012		Six months ended June 30, 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$236,168	$2.41	$217,842	$2.20
Plus/minus adjustments:
Medicare Rural Floor settlement, net of income taxes	(18,753)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	(4,329)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	5,149
Net Medicaid reimbursements related to prior years, net of income taxes	(3,417)

Subtotal after-tax adjustments to net income attributable to UHS	(21,350)	(0.21)	—	—

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$214,818	$2.20	$217,842	$2.20

Plus/minus impact of EHR implementation:
EHR-related net revenues, pre-tax	(1,955)
EHR-related salaries, wages and benefits, pre-tax	7,943
EHR-related other operating costs, pre-tax	396
EHR-related depreciation & amortization, pre-tax	3,527
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,897)
Income tax provision on EHR-related items	(3,034)

After-tax impact of EHR-related items	4,980	0.05	—	—

Adjusted net income attributable to UHS	$219,798	$2.25	$217,842	$2.20

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net income	$117,444	$116,034	$260,014	$246,021
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	212	(20,583)	1,827	(18,276)
Amortization of terminated hedge	(84)	(84)	(168)	(168)

Other comprehensive income before tax	128	(20,667)	1,659	(18,444)
Income tax expense related to items of other comprehensive income	50	(7,916)	632	(7,056)

Total other comprehensive income, net of tax	78	(12,751)	1,027	(11,388)

Comprehensive income	117,522	103,283	261,041	234,633
Less: Comprehensive income attributable to noncontrolling interests	9,883	12,385	23,846	28,179

Comprehensive income attributable to UHS	$107,639	$90,898	$237,195	$206,454

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$32,941	$41,229
Accounts receivable, net	1,019,929	969,802
Supplies	96,882	96,775
Deferred income taxes	122,795	108,324
Other current assets	99,534	99,859
Assets of facilities held for sale	84,365	48,916

Total current assets	1,456,446	1,364,905

Property and equipment	5,172,407	5,106,160
Less: accumulated depreciation	(1,875,492)	(1,818,180)

	3,296,915	3,287,980

Other assets:
Goodwill	2,610,637	2,627,602
Deferred charges	106,095	111,780
Other	288,555	272,978

	$7,758,648	$7,665,245

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,497	$2,479
Accounts payable and accrued liabilities	852,256	832,125
Federal and state taxes	12,893	0
Liabilities of facilities held for sale	15,966	2,329

Total current liabilities	883,612	836,933

Other noncurrent liabilities	393,928	401,908
Long-term debt	3,458,509	3,651,428
Deferred income taxes	206,403	209,592

Redeemable noncontrolling interest	226,537	218,266

UHS common stockholders’ equity	2,536,884	2,296,352
Noncontrolling interest	52,775	50,766

Total equity	2,589,659	2,347,118

	$7,758,648	$7,665,245

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2012	2011

Cash Flows from Operating Activities:
Net income	$260,014	$246,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	148,703	144,949
Stock-based compensation expense	10,996	8,665
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(63,937)	(77,661)
Accrued interest	15,873	(2,309)
Accrued and deferred income taxes	3,955	55,420
Other working capital accounts	(13,085)	(48,417)
Other assets and deferred charges	13,866	11,525
Other	2,050	3,468
Accrued insurance expense, net of commercial premiums paid	42,241	47,480
Payments made in settlement of self-insurance claims	(47,814)	(33,365)

Net cash provided by operating activities	372,862	355,776

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(182,351)	(116,240)
Proceeds received from sale of assets and businesses	53,461	2,041
Acquisition of property and businesses	(11,476)	0
Costs incurred for purchase and implementation of electronic health records application	(28,008)	(11,416)
Return of deposit on terminated purchase agreement	6,500	0

Net cash used in investing activities	(161,874)	(125,615)

Cash Flows from Financing Activities:
Reduction of long-term debt	(195,686)	(200,566)
Additional borrowings	0	36,000
Financing costs	0	(23,534)
Repurchase of common shares	(2,927)	(6,163)
Dividends paid	(9,673)	(9,763)
Issuance of common stock	2,575	2,408
Profit distributions to noncontrolling interests	(13,565)	(23,201)

Net cash used in financing activities	(219,276)	(224,819)

(Decrease) increase in cash and cash equivalents	(8,288)	5,342
Cash and cash equivalents, beginning of period	41,229	29,474

Cash and cash equivalents, end of period	$32,941	$34,816

Supplemental Disclosures of Cash Flow Information:
Interest paid	$62,158	$102,213

Income taxes paid, net of refunds	$141,571	$83,532

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2012	% Change 6 months ended 6/30/2011

Acute Care Hospitals
Revenues	-2.2%	-0.5%
Adjusted Admissions	-1.3%	0.4%
Adjusted Patient Days	0.7%	0.9%
Revenue Per Adjusted Admission	-0.9%	-0.9%
Revenue Per Adjusted Patient Day	-2.9%	-1.4%

Behavioral Health Hospitals

Revenues	4.1%	4.7%
Adjusted Admissions	3.3%	6.2%
Adjusted Patient Days	0.2%	1.5%
Revenue Per Adjusted Admission	0.4%	-1.4%
Revenue Per Adjusted Patient Day	3.5%	3.2%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Revenues	$1,729,803	$1,714,464	$3,527,392	$3,440,722
EBITDA (1)	293,527	291,067	620,484	605,280
EBITDA Margin (1)	17.0%	17.0%	17.6%	17.6%

Cash Flow From Operations	245,639	172,599	372,862	355,776
Days Sales Outstanding	54	48	53	47
Capital Expenditures	89,788	59,682	182,351	116,240

Debt			3,461,006	3,753,469
Shareholders Equity			2,536,884	2,186,107
Debt / Total Capitalization			57.7%	63.2%
Debt / EBITDA (2)			2.99	3.81
Debt / Cash From Operations (2)			4.71	5.96

Acute Care EBITDAR Margin (3)	15.9%	17.7%	17.4%	19.4%
Behavioral Health EBITDAR Margin (3)	28.8%	26.1%	27.4%	26.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest. Before Adjustments shown on the Supplemental Schedule

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2012 AND 2011

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/12	06/30/11	% change	06/30/12	06/30/11	% change

Hospitals owned and leased	20	20	0.0%	174	179	-2.8%
Average licensed beds	5,629	5,545	1.5%	19,191	19,404	-1.1%
Patient days	270,752	277,323	-2.4%	1,305,933	1,322,126	-1.2%
Average daily census	2,975.3	3,047.5	-2.4%	14,350.9	14,528.9	-1.2%
Occupancy-licensed beds	52.9%	55.0%	-3.8%	74.8%	74.9%	-0.1%
Admissions	59,768	62,479	-4.3%	91,936	90,530	1.6%
Length of stay	4.5	4.4	2.1%	14.2	14.6	-2.7%

Inpatient revenue	$3,034,837	$2,951,260	2.8%	$1,423,894	$1,404,643	1.4%
Outpatient revenue	1,540,569	1,364,531	12.9%	162,475	157,748	3.0%
Total patient revenue	4,575,406	4,315,791	6.0%	1,586,369	1,562,391	1.5%
Other revenue	22,842	18,222	25.4%	36,406	35,323	3.1%
Gross hospital revenue	4,598,248	4,334,013	6.1%	1,622,775	1,597,714	1.6%

Total deductions	3,588,553	3,333,810	7.6%	727,240	734,460	-1.0%

Net hospital revenue before provision for doubtful accounts	1,009,695	1,000,203	0.9%	895,535	863,254	3.7%

Provision for doubtful accounts	164,143	136,296	20.4%	20,504	18,520	10.7%

Net hospital revenue	$845,552	$863,907	-2.1%	$875,031	$844,734	3.6%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/12	06/30/11	% change	06/30/12	06/30/11	% change

Hospitals owned and leased	20	20	0.0%	173	173	0.0%
Average licensed beds	5,629	5,545	1.5%	19,045	18,962	0.4%
Patient days	270,752	277,323	-2.4%	1,295,977	1,294,766	0.1%
Average daily census	2,975.3	3,047.5	-2.4%	14,241.5	14,228.2	0.1%
Occupancy-licensed beds	52.9%	55.0%	-3.8%	74.8%	75.0%	-0.3%
Admissions	59,768	62,479	-4.3%	90,960	88,194	3.1%
Length of stay	4.5	4.4	2.1%	14.2	14.7	-3.0%

(1)	Auburn is excluded in both current and prior years.
(2)	King George School, Marion, Pennsylvania Clinical School, San Juan Capestrano, Brooke Glen and Jefferson Trail are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2012 AND 2011

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/12	06/30/11	% change	06/30/12	06/30/11	% change

Hospitals owned and leased	20	20	0.0%	174	179
Average licensed beds	5,627	5,541	1.6%	19,142	19,400	-1.3%
Patient days	560,778	575,381	-2.5%	2,615,095	2,621,398	-0.2%
Average daily census	3,081.2	3,178.9	-3.1%	14,368.7	14,482.9	-0.8%
Occupancy-licensed beds	54.8%	57.4%	-4.6%	75.1%	74.7%	0.5%
Admissions	124,378	128,227	-3.0%	187,711	180,093	4.2%
Length of stay	4.5	4.5	0.5%	13.9	14.6	-4.3%

Inpatient revenue	$6,312,862	$6,107,084	3.4%	$2,845,979	$2,795,844	1.8%
Outpatient revenue	3,089,419	2,684,482	15.1%	323,733	307,343	5.3%
Total patient revenue	9,402,281	8,791,566	6.9%	3,169,712	3,103,187	2.1%
Other revenue	43,821	35,180	24.6%	72,974	69,531	5.0%
Gross hospital revenue	9,446,102	8,826,746	7.0%	3,242,686	3,172,718	2.2%

Total deductions	7,384,511	6,807,350	8.5%	1,458,974	1,459,161	0.0%

Net hospital revenue before provision for doubtful accounts	2,061,591	2,019,396	2.1%	1,783,712	1,713,557	4.1%

Provision for doubtful accounts	289,508	264,101	9.6%	43,808	39,879	9.9%

Net hospital revenue	$1,772,083	$1,755,295	1.0%	$1,739,904	$1,673,678	4.0%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/12	06/30/11	% change	06/30/12	06/30/11	% change

Hospitals owned and leased	20	20	0.0%	173	173	0.0%
Average licensed beds	5,627	5,541	1.6%	18,977	18,901	0.4%
Patient days	560,778	575,381	-2.5%	2,596,594	2,566,128	1.2%
Average daily census	3,081.2	3,178.9	-3.1%	14,267.0	14,177.5	0.6%
Occupancy-licensed beds	54.8%	57.4%	-4.6%	75.2%	75.0%	0.2%
Admissions	124,378	128,227	-3.0%	185,712	175,429	5.9%
Length of stay	4.5	4.5	0.5%	14.0	14.6	-4.4%

(1)	Auburn is excluded in both current and prior years.
(2)	King George School, Marion, Pennsylvania Clinical School, San Juan Capestrano, Brooke Glen and Jefferson Trail are excluded in both current and prior years.